Exhibit 99.3

                        JOINT FILER INFORMATION




NAME:                Amazing Savings Holding LLC

                     ADDRESS:  Amazing Savings Holding LLC
                               20 Industry Drive, PO Box 25
                               Mountainville, NY 10953

DESIGNATED FILER:  OJSAC, Inc.

ISSUER AND TICKER SYMBOL:  Odd Job Stores, Inc. (ODDJ)

DATE OF EVENT REQUIRING STATEMENT:  July 17, 2003

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:   10% owner



SIGNATURE:   Amazing Savings Holding LLC


             By: /s/ Moshael Straus
                 --------------------------------
                 Managing Member of Ascend Retail
                 Investment LLC, Managing Member



Dated: July 17, 2003